Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

CEC ENTERTAINMENT, INC.

OFFICES

1. Registered Office and Resident Agent. The location of the registered office and the name of the resident agent of the corporation in the State of Kansas shall be as stated in the articles of incorporation or shall be as determined from time to time by resolution of the board of directors and on file in the appropriate public offices of the State of Kansas pursuant to applicable provisions of law.

2. Corporate Offices . The corporation may have such other corporate offices and places of business anywhere within or without the State of Kansas as the board of directors may from time to time designate or the business of the corporation may require.

SEAL

3. Corporate Seal. The corporation shall not have a seal.

STOCKHOLDERS’ MEETINGS

4. Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Kansas, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

5. Annual Meeting. An annual meeting of the stockholders of the corporation shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting. At the annual meeting the stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

6. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, and may be called by the chairman of the board, by the president, by the secretary, or by the board of directors, and shall be called by any officer directed to do so by the board of directors or requested to do so in writing by a majority of the board of directors. Any such written request shall state the purpose or purposes of the proposed meeting.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

7. Voting. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Unless otherwise provided by the articles of incorporation, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. All cumulative voting rights are hereby denied, so that the stock of the corporation shall not carry with it and no holder or owner of any share or shares shall have any right to cumulative voting in the election of directors or for any other purpose. The foregoing provisions are not intended to modify or prohibit any provisions of any voting trust or agreement between or among holders or owners of shares of stock or other securities of the corporation.

8. Quorum. The holders of a majority of the outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the articles of incorporation, or by these bylaws. The affirmative vote of the holders of a majority of shares who are present in person or represented by proxy at the meeting and entitled to vote on the subject matters shall be the act of the stockholders, except with respect to the election of director or in those specified instances in which a larger vote is required by law or by the articles of incorporation or by these bylaws.

If the holders of a majority of the outstanding shares of stock entitled to vote not be present at a meeting of stockholders, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required under Bylaw Section 10 or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

10. Stockholders’ Lists. The secretary or assistant secretary, who shall have charge of the stock ledger, shall, prepare and make, at least ten (10) days before such meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this section shall require the corporation to include electronic mail addresses or other contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (1) On a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the corporation. In the event the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

11. Notice. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be given when it is deposited in the United States mail, with postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

12. Consent of Stockholders in Lieu of Meeting. To the extent, if any, and in the manner permitted by statute and unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

BOARD OF DIRECTORS

13. Management. The business and affairs of the corporation shall be managed by a board of directors. Unless and until changed by the board of directors as hereinafter provided, the number of directors to constitute the board of directors shall be the same number of directors as that provided for the first board in the articles of incorporation or, if not so provided, shall be the same as the number of directors elected by the incorporator or incorporators as the initial directors of the corporation. The board of directors shall have the power to change the number of directors by resolution adopted by a majority of the whole board. Unless required by the articles of incorporation, directors need not be stockholders. In addition to the powers and authorities by these bylaws and the articles of incorporation expressly conferred upon it, the board of directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

14. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the articles of incorporation or these bylaws, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

15. Meetings of the Newly Elected Board Notice. The first meeting of the members of each newly elected board of directors shall be held (a) at such time and place either within or without the State of Kansas as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (b) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in this Bylaw Section 18 with respect to the giving of notice for special meetings of the board except that it shall not be necessary to state the purpose of the meeting in such notice, or (c) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

Every director of the corporation, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

16. Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places either within or without the State of Kansas as shall from time to time be fixed by resolution adopted by the full board of directors. Any business may be transacted at a regular meeting.

17. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board, the president, any vice president or the secretary, or by any two (2) or more of the directors. The place may be within or without the State of Kansas as designated in the notice.

18. Notice of Special Meetings. Notice of special meetings of the board of directors may be given by telephone, facsimile, electronic mail or any other means reasonably calculated to be received by each director at least 24 hours before the time fixed for such meeting, or on such shorter notice as the persons calling the meeting may reasonably deem necessary or appropriate under the circumstances. “Notice” and “call” with respect to such meetings shall be deemed to be synonymous. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all directors shall be present.

19. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors of the corporation, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

20. Quorum. Unless otherwise required by law, the articles of incorporation or these bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business and, except as may be otherwise provided by law, the articles of incorporation or these bylaws, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.

If at least two (2) directors or one third (1/3) of the whole board of directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

21. Standing or Temporary Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the board of directors, or in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to the following matters: (A) approving or adopting, or recommending to the stockholders, any action or matter expressly required by this act to be submitted to stockholders for approval, or (B) adopting, amending or repealing any bylaw of the corporation.

Unless otherwise provided in the articles of incorporation, the bylaws or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. All committees so appointed shall, unless otherwise provided by the board of directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the board of directors at its next meeting. The secretary or an assistant secretary of the corporation may act as secretary of the committee if the committee or the board so requests.

22. Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors may, by resolution, fix the compensation to be paid to directors for serving as directors of the corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the board of directors and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

23. Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the corporation if no time is specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

24. Indemnification and Liability of Directors and Officers.

(a) Actions Involving Directors and Officers. The Corporation shall indemnify each person who at any time is serving or has served as a director or officer of the Corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the Corporation, to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

(b) Actions Involving Employees or Agents. The Corporation may, if it deems appropriate and as may be permitted by this Bylaw Section 24, indemnify any person who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such services against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

(c) Mandatory Indemnification. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Bylaw Section 24(a) or Bylaw Section 24(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

(d) Determination of Right to Indemnification in Certain Circumstances. Any indemnification required under Bylaw Section 24(a) or Bylaw Section 24(c) or authorized by the Corporation under Bylaw Section 24(b), unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct required by K.S.A. 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Advance Payment of Expenses. Expenses, including attorney fees, incurred by a person who is or was a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in this section.

(f) Not Exclusive. The indemnification provided by this Bylaw Section 24 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

(g) Indemnification Agreements Authorized. Without limiting the other provisions of this Bylaw Section 24, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any such agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

(h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was otherwise serving on behalf or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or arising out of his status as such, whether or not the Corporation is obliged to or would have the power to indemnify him against such liability under the provisions of this Section 24; provided, that the obtaining of any such insurance shall not give rise to any right to indemnification for any director, officer, employee or agent except as otherwise specified herein, in the bylaws of the Corporation, or by separate agreement with the Corporation.

(i) Survival. Any indemnification rights and rights to the advancement of expenses provided pursuant to this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these Bylaws, indemnification rights and rights to the advancement of expenses arising under or granted pursuant to this Bylaw Section 24 shall survive amendment or repeal of this Bylaw Section 24 with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such rights are given shall be entitled to rely upon such rights with respect to such acts or omissions as a binding contract with the Corporation.

25. Action Without a Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form, if the minutes are maintained in electronic form.

OFFICERS

26. Officers.

(a) Who Shall Constitute. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries and one or more assistant treasurers. The board shall elect a president, a secretary and a treasurer at its first meeting after each annual meeting of the stockholders. The board then, or from time to time, may elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a president, a secretary and a treasurer. The board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the corporation. Officers of the corporation need not be members of the board of directors. Any two (2) or more offices may be held by the same person. An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board may also require his written acceptance and promise faithfully to discharge the duties of such office.

(b) Term of Office. Each officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal by the board, whichever first occurs. In any event, each officer of the corporation who is not reelected or reappointed at the annual election of officers by the board next succeeding his election or appointment shall be deemed to have been removed by the board, unless the board provides otherwise at the time of his election or appointment.

(c) Other Officers and Agents. The board from time to time may also appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

27. The Chairman of the Board. If a chairman of the board be elected, he shall preside at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president or another office, as it may from time to time determine, and, to the extent permissible by law, the board may designate the chairman of the board as the chief executive officer of the corporation with all of the powers otherwise conferred upon the president of the corporation under Bylaw Section 28, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation’s business and affairs between the chairman of the board and the president.

28. The President. Unless the board otherwise provides, the president shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the board. The president, in the absence of the chairman of the board or if there be no chairman of the board, shall preside at all meetings of the stockholders and directors.

The president may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the corporation.

Unless the board otherwise provides, the president, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (a) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (b) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any securities held by this corporation.

He shall, unless the board otherwise provides, be ex officio a member of all standing committees.

He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

If a chairman of the board be elected or appointed and designated as the chief executive officer of the corporation, as provided in Bylaw Section 27, the president shall perform such duties as may be specifically delegated to him by the board of directors or are conferred by law exclusively upon him, and in the absence, disability, or inability or refusal to act of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board.

29. Vice President. In the absence of the president or in the event of his disability or inability or refusal to act, any vice president may perform the duties and exercise the powers of the president until the board otherwise provides. Vice presidents shall perform such other duties and have such other authority as the board may from time to time prescribe.

30. Secretary and Assistant Secretaries. The secretary shall attend all sessions of the board and all meetings of the stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the corporation. He shall perform similar duties of the executive and other standing committees when requested by the board or any such committee.

The secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Kansas, or elsewhere, are so maintained.

The secretary shall keep in safe custody the seal of the corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, he shall attest the seal by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

In the absence of the secretary or in the event of his disability or inability or refusal to act, any assistant secretary may perform the duties and exercise the powers of the secretary until the board otherwise provides. Assistant secretaries shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

31. The Treasurer and Assistant Treasurers. The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep or cause to be kept all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board.

He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

He shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

In the absence of the treasurer or in the event of his ability or inability or refusal to act, any assistant treasurer may perform the duties and exercise the powers of the treasurer until the board otherwise provides. Assistant treasurers shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

32. Duties of Officers May be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs.

33. Removal. Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

34. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board or the president, or may be delegated to a committee. Salaries and compensation of all appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or such other officer or officers as may be empowered by the board of directors to do so.

35. Delegation of Authority to Hire, Discharge and Designate Duties. The board from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under the jurisdiction of such person, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

STOCK

36. Certificates for Shares of Stock. The shares of stock of the corporation shall be represented by a certificate, unless and until the board of directors adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or assistant secretary, certifying the number of shares owned by him. To the extent permitted by statute, any of or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.

37. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock. Shares of the corporation in certificated form shall be transferred by delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. Shares of the corporation in uncertificated form shall be transferred by delivery of an assignment in writing or a written power of attorney to sell, assign and transfer the same signed by the registered holder of the shares. Until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter, until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

38. Registered Stockholders. Only stockholders whose names are registered in the stock ledger shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Kansas.

39. Lost Certificates. The board of directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a replacement certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or with respect to the issuance of such new certificate or certificates.

40. Regulations. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation, not inconsistent with the laws of the State of Kansas, the articles of incorporation of the corporation or these bylaws.

41. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

DIVIDENDS AND FINANCE

42. Dividends. Dividends upon the outstanding shares of stock of the corporation, subject to the provisions of the articles of incorporation and of any applicable law and of these bylaws, may be declared by the board of directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of stock of the corporation.

43. Creation of Reserves. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve in the manner in which it was created.

44. Depositories. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or other depositories as the board of directors shall designate, and shall be drawn out only by checks signed by persons designated by resolution adopted by the board of directors, except that the board of directors may delegate said powers in the manner hereinafter provided in this Bylaw Section 44. The board of directors may by resolution authorize an officer or officers of the corporation to designate any bank or banks or other depositories in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the corporation, whether created by direct designation of the board of directors or by an authorized officer or officers as aforesaid.

45. Fiscal Year. The board of directors shall have power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

46. Directors’ Annual Statement. The board of directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

BOOKS AND RECORDS

47. Books, Accounts and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside of the State of Kansas, at such place or places as the board of directors may from time to time determine. The board of directors shall determine whether, to what extent and the conditions upon which the books, accounts and records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any book, account or record of the corporation, except as conferred by law or by resolution of the stockholders or directors.

MISCELLANEOUS

48. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes of Kansas, or of the articles of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the articles of incorporation or these bylaws.

49. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

50. Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, in the manner provided in the articles of incorporation.

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